Filed Pursuant to Rule 433

Registration Statement No. 333-206095

May 9, 2016

Final Term Sheet

Floating Rate Notes Due 2018

Dated May 9, 2016

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$850,000,000

Maturity Date:	May 16, 2018

Interest Payment Dates:	February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2016

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 50 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 50 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $850,000,000

Aggregate Net Proceeds (Before Expenses):	$849,150,000

Redemption:	The Floating Rate Notes Due 2018 shall not be redeemable prior to their maturity

Trade Date:	May 9, 2016

Settlement Date:**	May 16, 2016 (T+5)

CUSIP / ISIN:	166764BE9 / US166764BE99

Concurrent Debt Offerings:	The issuer is also offering $1,350,000,000 of its 1.561% Notes Due 2019, $1,350,000,000 of its 2.100% Notes Due 2021, $250,000,000 of its Floating Rate Notes Due 2021, $750,000,000 of its 2.566% Notes Due 2023 and $2,250,000,000 of its 2.954% Notes Due 2026, for total additional net proceeds for such concurrent debt offerings of $5,940,970,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Goldman, Sachs & Co.

Co-Managers:

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

ICBC Standard Bank plc

Santander Investment Securities Inc.

The Standard Bank of South Africa Limited

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Final Term Sheet

1.561% Notes Due 2019

Dated May 9, 2016

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,350,000,000

Maturity Date:	May 16, 2019

Coupon:	1.561%

Interest Payment Dates:	May 16 and November 16 of each year, commencing November 16, 2016

Benchmark Treasury:	0.875% due April 15, 2019

Benchmark Treasury Yield:	0.861%

Spread to Benchmark Treasury:	+70 bps

Yield to Maturity:	1.561%

Price to Public:	Per Note: 100%; Total: $1,350,000,000

Aggregate Net Proceeds (Before Expenses):	$1,348,515,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 12.5 bps

Trade Date:	May 9, 2016

Settlement Date:**	May 16, 2016 (T+5)

CUSIP / ISIN:	166764BH2 / US166764BH21

Concurrent Debt Offerings:	The issuer is also offering $850,000,000 of its Floating Rate Notes Due 2018, $1,350,000,000 of its 2.100% Notes Due 2021, $250,000,000 of its Floating Rate Notes Due 2021, $750,000,000 of its 2.566% Notes Due 2023 and $2,250,000,000 of its 2.954% Notes Due 2026, for total additional net proceeds for such concurrent debt offerings of $5,441,605,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Goldman, Sachs & Co.

Co-Managers:

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

ICBC Standard Bank plc

Santander Investment Securities Inc.

The Standard Bank of South Africa Limited

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Final Term Sheet

2.100% Notes Due 2021

Dated May 9, 2016

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,350,000,000

Maturity Date:	May 16, 2021

Coupon:	2.100%

Interest Payment Dates:	May 16 and November 16 of each year, commencing November 16, 2016

Benchmark Treasury:	1.375% due April 30, 2021

Benchmark Treasury Yield:	1.200%

Spread to Benchmark Treasury:	+90 bps

Yield to Maturity:	2.100%

Price to Public:	Per Note: 100%; Total: $1,350,000,000

Aggregate Net Proceeds (Before Expenses):	$1,348,380,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 bps Par call: On or after April 16, 2021

Trade Date:	May 9, 2016

Settlement Date:**	May 16, 2016 (T+5)

CUSIP / ISIN:	166764BG4 / US166764BG48

Concurrent Debt Offerings:	The issuer is also offering $850,000,000 of its Floating Rate Notes Due 2018, $1,350,000,000 of its 1.561% Notes Due 2019, $250,000,000 of its Floating Rate Notes Due 2021, $750,000,000 of its 2.566% Notes Due 2023 and $2,250,000,000 of its 2.954% Notes Due 2026, for total additional net proceeds for such concurrent debt offerings of $5,441,740,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Goldman, Sachs & Co.

Co-Managers:

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

ICBC Standard Bank plc

Santander Investment Securities Inc.

The Standard Bank of South Africa Limited

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Final Term Sheet

Floating Rate Notes Due 2021

Dated May 9, 2016

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$250,000,000

Maturity Date:	May 16, 2021

Interest Payment Dates:	February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2016

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 95 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 95 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $250,000,000

Aggregate Net Proceeds (Before Expenses):	$249,700,000

Redemption:	The Floating Rate Notes Due 2021 shall not be redeemable prior to their maturity

Trade Date:	May 9, 2016

Settlement Date:**	May 16, 2016 (T+5)

CUSIP / ISIN:	166764BF6 / US166764BF64

Concurrent Debt Offerings:	The issuer is also offering $850,000,000 of its Floating Rate Notes Due 2018, $1,350,000,000 of its 1.561% Notes Due 2019, $1,350,000,000 of its 2.100% Notes Due 2021, $750,000,000 of its 2.566% Notes Due 2023 and $2,250,000,000 of its 2.954% Notes Due 2026, for total additional net proceeds for such concurrent debt offerings of $6,540,420,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Goldman, Sachs & Co.

Co-Managers:

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

ICBC Standard Bank plc

Santander Investment Securities Inc.

The Standard Bank of South Africa Limited

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Final Term Sheet

2.566% Notes Due 2023

Dated May 9, 2016

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	May 16, 2023

Coupon:	2.566%

Interest Payment Dates:	May 16 and November 16 of each year, commencing November 16, 2016

Benchmark Treasury:	1.625% due April 30, 2023

Benchmark Treasury Yield:	1.516%

Spread to Benchmark Treasury:	+105 bps

Yield to Maturity:	2.566%

Price to Public:	Per Note: 100%; Total: $750,000,000

Aggregate Net Proceeds (Before Expenses):	$748,875,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 bps Par call: On or after March 16, 2023

Trade Date:	May 9, 2016

Settlement Date:**	May 16, 2016 (T+5)

CUSIP / ISIN:	166764BK5 / US166764BK59

Concurrent Debt Offerings:	The issuer is also offering $850,000,000 of its Floating Rate Notes Due 2018, $1,350,000,000 of its 1.561% Notes Due 2019, $1,350,000,000 of its 2.100% Notes Due 2021, $250,000,000 of its Floating Rate Notes Due 2021 and $2,250,000,000 of its 2.954% Notes Due 2026, for total additional net proceeds for such concurrent debt offerings of $6,041,245,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Goldman, Sachs & Co.

Co-Managers:

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

ICBC Standard Bank plc

Santander Investment Securities Inc.

The Standard Bank of South Africa Limited

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Final Term Sheet

2.954% Notes Due 2026

Dated May 9, 2016

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$2,250,000,000

Maturity Date:	May 16, 2026

Coupon:	2.954%

Interest Payment Dates:	May 16 and November 16 of each year, commencing November 16, 2016

Benchmark Treasury:	1.625% due February 15, 2026

Benchmark Treasury Yield:	1.754%

Spread to Benchmark Treasury:	+120 bps

Yield to Maturity:	2.954%

Price to Public:	Per Note: 100%; Total: $2,250,000,000

Aggregate Net Proceeds (Before Expenses):	$2,245,500,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 bps Par call: On or after February 16, 2026

Trade Date:	May 9, 2016

Settlement Date:**	May 16, 2016 (T+5)

CUSIP / ISIN:	166764BL3 / US166764BL33

Concurrent Debt Offerings:	The issuer is also offering $850,000,000 of its Floating Rate Notes Due 2018, $1,350,000,000 of its 1.561% Notes Due 2019, $1,350,000,000 of its 2.100% Notes Due 2021, $250,000,000 of its Floating Rate Notes Due 2021 and $750,000,000 of its 2.566% Notes Due 2023, for total additional net proceeds for such concurrent debt offerings of $4,544,620,000

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Goldman, Sachs & Co.

Co-Managers:

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

ICBC Standard Bank plc

Santander Investment Securities Inc.

The Standard Bank of South Africa Limited

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.